                       FIRST AMENDMENT TO CREDIT AGREEMENT


     This FIRST AMENDMENT TO CREDIT AGREEMENT (this "AGREEMENT") is entered into as of the 21st day of November, 1995, by and among AMRESCO, INC., a Delaware corporation ("AMRESCO"), and the other entities designated as "Borrowers" on the signature pages hereof (collectively, "BORROWERS") and NationsBank of Texas, N.A., a national banking association, as agent ("AGENT"), for the Lenders (collectively, "LENDERS"), as defined in the Loan Agreement (herein defined).


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, reference is made to the two revolving credit facilities in the original aggregate principal amount of $175,000,000, governed by that certain Revolving Loan Agreement (the "LOAN AGREEMENT") dated September 29, 1995, executed by and among Lenders, Agent and Borrowers (each term used herein but not otherwise defined herein shall be defined as set forth in the Loan Agreement); and

     WHEREAS, AMRESCO has duly authorized the creation of an issue of its 8% Convertible Subordinated Debentures Due 2005 in the amount of $45,000,000, and to provide therefor, AMRESCO has executed and delivered that certain Indenture (herein so called) dated on or around November 21, 1995 by and between AMRESCO and First Interstate Bank of Texas, N.A., as Trustee; and

     WHEREAS, certain of the Lenders have agreed to increase their Loan Commitment Amount; and

     WHEREAS, Borrowers and Agent desire to amend Schedule I to the Loan Agreement to reflect the changes in the Available Commitment resulting from the funding of the Indenture and the increase in the Loan Commitment Amount of certain of the Lenders.

                               A G R E E M E N T:
                               - - - - - - - - -

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS: That, for and in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Lenders, Borrowers and Agent hereby agree as follows:

     1. MODIFICATION OF SCHEDULE I; EXECUTION OF NEW NOTES. Borrowers and Agent hereby agree that SCHEDULE I to the Loan Agreement is hereby deleted in its entirety and replaced with SCHEDULE I attached hereto and incorporated herein by reference for all purposes. Borrowers shall execute and deliver to Agent (for

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delivery to the Lenders) amended and restated Notes in favor of Lenders to reflect such changes made to SCHEDULE I.

     2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BORROWERS. Each Borrower hereby represents and warrants to, and agrees with, Agent and Lenders as follows:

          (a) AUTHORIZATION. The execution and delivery of this Agreement and each other document executed herewith and the performance of all covenants contemplated herein and therein have been duly authorized by each Borrower and will not violate the articles of incorporation or bylaws of any Borrower or any other material agreement to which any Borrower is a party, and the consent of no other party or parties is required.

          (b) NO CLAIMS OR DEFENSES. No Borrower has any offsets, claims, counterclaims, defenses or other causes of action against Agent or any Lender arising out of the Loans, the Loan Documents, the modifications of the Loans pursuant to this Agreement, any document executed in connection herewith or otherwise.

          (c) BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by each Borrower and constitutes a valid and legally binding obligation of each Borrower enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally.

     3. NON-WAIVER OF RIGHTS OR REMEDIES. Except as otherwise set forth herein, neither this Agreement nor any other document executed in connection herewith constitutes or shall be deemed (a) a waiver of, or consent by Agent or any Lender to any default or event of default which may exist or hereafter occur under any of the Loan Documents, (b) a waiver by Agent or any Lender of any of Borrowers' obligations under the Loan Documents, or (c) a waiver by Agent or any Lender of any rights, offsets, claims, or other causes of action that Agent or any Lender may have against any Borrower.

     4. MODIFICATION EXPENSES. Borrowers agree to pay all legal fees and other expenses incurred in connection with the preparation and negotiation of this Agreement and each other document executed in connection herewith.

     5. VALIDITY OF EXISTING DOCUMENTS. The Notes, the Loan Agreement and all other Loan Documents, as modified hereby and by the other documents executed in connection herewith, are each legal, valid, binding and enforceable in accordance with their respective terms, are each in full force and effect, and shall continue to inure to the benefit of and be binding upon each Borrower, Agent and each Lender, and their respective successors and assigns.

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     6.   ADDITIONAL DOCUMENTATION.  The parties hereto shall execute such other documents as Agent or its counsel may reasonably request to effect the transactions contemplated hereby and to protect the liens and security interests of the Security Documents, as modified by this Agreement and the other documents executed in connection herewith.

     7. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     8. CONFORMING PROVISIONS. Any and all of the terms and provisions of the Notes, the Loan Agreement, the Security Documents and all of the other Loan Documents, are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments and modifications thereto set forth in this Agreement and each other document executed in connection herewith.

     9. CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

     10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     11. COUNTERPARTS. This Agreement may be executed in a number of duplicate counterparts, each of which shall be deemed an original for all purposes, and all of which, collectively, shall constitute one agreement.


     12. NO ORAL AGREEMENTS. THIS AGREEMENT, TOGETHER WITH EACH OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH AND LOAN DOCUMENT, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO CONCERNING THE MATTERS SET FORTH HEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day, month and year first above written.

                         BORROWERS:

                         AMRESCO, INC., a Delaware corporation


                         By: /s/ Thomas J. Andrus
                            ---------------------------------------------------
                              Thomas J. Andrus,
                              Treasurer



                         AMRESCO ASSET MARKETING ADVISORS, INC.
                         AMRESCO CANADA, INC.
                         AMRESCO CAPITAL CORPORATION
                         AMRESCO EQUITIES CANADA INC.
                         AMRESCO FINANCIAL I, INC.
                         AMRESCO FUNDING CORPORATION
                         AMRESCO GENERAL PARTNERS, INC.
                              f/k/a DAPA-3, INC.
                         AMRESCO INSTITUTIONAL, INC.
                         AMRESCO-MBS I, INC.
                         AMRESCO MANAGEMENT, INC.
                              f/k/a BEI MANAGEMENT, INC.
                         AMRESCO MORTGAGE CAPITAL, INC.
                         AMRESCO NEW ENGLAND II, INC.
                         AMRESCO NEW HAMPSHIRE, INC.
                         AMRESCO RESIDENTIAL CREDIT CORPORATION
                         AMRESCO RHODE ISLAND, INC.
                         AMRESCO SERVICES, INC.
                         AMRESCO SERVICES CANADA INC.
                         AMRESCO 1994-N2, INC.
                         ANH, INC.
                         ASSET MANAGEMENT RESOLUTION COMPANY
                         BEI 1992-N1, INC.
                         BEI 1993-N3, INC.
                         BEI 1994-N1, INC.
                         BEI GOLEMBE FINANCIAL, INC.
                         BEI INSTITUTIONAL MANAGEMENT, INC.
                         BEI MULTI-POOL, INC.
                         BEI PORTFOLIO INVESTMENTS, INC.
                         BEI PORTFOLIO MANAGERS, INC.
                         BEI REAL ESTATE SERVICES, INC.
                         BEI REAL ESTATE SERVICES OF CALIFORNIA,
                              INC.
                         BEI REAL ESTATE SERVICES OF COLORADO, INC.
                         BEI SANJAC, INC.
                         BEI SOUTHWEST, INC.
                         BEI VENTURES, INC.
                         ENT, INC.
                         ENT GREAT LAKES, INC.

                         ENT MIDWEST, INC.
                         ENT NEW JERSEY, INC.
                         ENT SOUTHERN CALIFORNIA, INC.
                         GRANITE EQUITIES, INC.
                         HOLLIDAY FENOGLIO, INC.
                         LIFETIME HOMES OF NEW JERSEY, INC.
                         LIFETIME HOMES OF SOUTH CAROLINA, INC.
                         LIFETIME INVESTMENTS OF NEW JERSEY, INC.
                         PRESTON HOLLOW ASSET HOLDINGS, INC.
                         SPINNAKER REALTY CORPORATION
                         V.N.J. CORPORATION


                         By: /s/ Thomas J. Andrus
                            ---------------------------------------------------
                              Thomas J. Andrus, as
                              Treasurer for each of the above
                              companies


                         AGENT:

                         NATIONSBANK OF TEXAS, N.A.,
                         a national banking association, as
                         Agent for Lenders


                         By: /s/ Brian Schneider
                            ---------------------------------------------------
                              Brian Schneider,
                              Vice President

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